July 7, 2010

Board of Directors
WaferGen Bio-systems, Inc.
7400 Paseo Padre Parkway
Fremont, California 94555

Re: Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to WaferGen Bio-Systems, Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-3 (File No. 333-167165) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “SEC”) on May 27, 2010 and with its filing of the sticker supplement and the prospectus supplement together with the prospectus contained in the Registration Statement (together, the “Prospectus”) with the SEC on July 6, 2010, pursuant to Rule 424(b)(5) under the Act.  The Registration Statement relates to the proposed offering and sale by the Company of securities of the Company from time to time, as set froth in the prospectus contained in the Registration Statement and as shall be set forth in one or more supplements to the prospectus contained in the Registration Statement, with an aggregate offering price of $25,000,000.  The Prospectus relates to the proposed issuance and sale by the Company of 6,401,667 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”), warrants to purchase 3,200,833 shares of Common Stock (the “Warrants”) and the 3,200,833 shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”).

As the special Nevada counsel to the Company in connection with the Prospectus, we have examined the actions taken by the Company in connection with the respective grants and the authorization of the issuance of the Shares, the Warrants and the Warrant Shares, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares and the Warrant Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares or the Warrant Shares, respectively, covered by each such issuance.

Based upon and subject to the foregoing, it is our opinion that the Shares, Warrants and Warrant Shares, when issued and outstanding in the manner contemplated by the Prospectus, will be duly authorized and will be validly issued, fully paid, and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and the Prospectus and any amendments thereto.

Sincerely,

/s/ McDonald Carano Wilson LLP

McDONALD CARANO WILSON LLP